EXHIBIT 2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the inclusion in the Clover Community Bankshares, Inc. Proxy Statement on Schedule 14A dated November 28, 2005 and to the incorporation by reference in this Transaction Statement on Schedule 13E-3 of our report dated February 11, 2005 with respect to the consolidated financial statements of Clover Community Bankshares, Inc. and subsidiary, initially included in its Annual Report (Form 10-KSB) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.


/s/ Elliott Davis, LLC
Greenville, South Carolina
November 28, 2005